UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

The information set forth below under Item 2.01 is hereby incorporated by reference into this Item 1.01.

Item 2.01       Completion of Acquisition or Disposition of Assets

As previously disclosed on a Current Report on Form 8-K filed by Crdentia Corp. (“Crdentia”) dated as of October 26, 2007 (the “Prior Report”), Crdentia entered into a definitive Asset Purchase Agreement (the “Asset Purchase Agreement”) with Crdentia’s wholly-owned subsidiary CRDE Corp., Crdentia’s wholly-owned subsidiary MP Health Corp. (“MP Health”), Medical People Healthcare Services, Inc. (“Medical People”), and certain specified shareholders of Medical People pursuant to which MP Health will purchase specified assets and liabilities of Medical People and its affiliates in exchange for $750,000 in cash and a promissory note in the amount of $500,000 (the “Acquisition”).  Pursuant to the terms of the Asset Purchase Agreement, the Acquisition was completed on November 14, 2007.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement attached as Exhibit 2.2 to the Prior Report.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

November 14, 2007	By:	/s/ JAMES J. TERBEEST
James J. TerBeest
Chief Financial Officer